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                                                                    Exhibit 23.3

                         RALPH E. DAVIS ASSOCIATES, INC.

                             [GRAPHIC APPEARS HERE]

                      CONSULTANTS-PERTOLEUM AND NATURAL GAS
                         1717 ST. JAMES PLACE-SUITE 460
                              HOUSTON, TEXAS 77056
                                 (713) 622-8955

                 CONSENT OF INDEPENDENT ENGINEERS AND GEOLOGISTS

        We hereby consent to the incorporation into Castle Energy Corporation's annual report on Form 10-K for the year ended September 30, 2004 of our report entitled "Estimated Reserves and Non Escalated Future Net Revenue Remaining as of September 30, 2004."

        We further wish to advise that we are not employed on a contingent basis and that at the time of the preparation of our report, as well as at present, neither Ralph E, Davis Associates, Inc., nor any of its employees had, or now has, a substantial interest in Castle Energy Corporation as a holder of its securities, trustee, director, officer or employee.

                                                 RALPH E. DAVIS ASSOCIATES, INC.


                                                 /s/ Allen C. Barron
                                                 -------------------------------
                                                 Allen C. Barron, P. E.
                                                 President

December 6, 2004